INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement No. 33-53571 on Form S-3 of Arbor Property Trust of our report dated March 10, 1994 on the consolidated financial statements and schedules of Arbor Property Trust and Subsidiary as of December 31, 1993 and for the year then ended, which report appears in this Annual Report on Form 10-K for the year ended December 31, 1995.

                                            Deloitte & Touche LLP

Atlanta, Georgia
March 25, 1996